Exhibit 99.1

Alaska Communications Systems Reports Strong Second Quarter 2014 Results

-Total Service and Other Revenue increased $5.7 million or 11.5% year over year-

-Broadband Revenue increased $1.8 million or 11.3% year over year-

-Adjusted EBITDA increased $0.9 million sequentially to $23.8 million, an increase of 3.9%-

ANCHORAGE, Alaska--(BUSINESS WIRE)--August 6, 2014--Alaska Communications Systems Group, Inc. (“ACS,” “the Company”) (NASDAQ: ALSK) today reported financial results for its second quarter ended June 30, 2014.

“We posted strong results for the quarter, with operating and financial metrics tracking ahead of our full year guidance.

“Our top line performance is at levels that exceed our industry. This is a combination of our superior network, focus on customer service, and strong sales momentum. Additionally, performance in managed services through TekMate continues to track ahead of our expectations. Our focus on expense management and margin improvement is reflected in the bottom line, with sequential EBITDA growth and strong free cash flow performance.

“We have a sound operating plan for the year and are performing very well to that plan,” said Anand Vadapalli, president and CEO of Alaska Communications.

Financial Highlights: Second Quarter 2014

  Results from the quarter demonstrate we are performing ahead of plan in our key areas of focus:
    Business and wholesale service revenue of $27.7 million grew $2.3 million or 9.2% year over year, with broadband revenues growing 11.3%.
    Consumer service revenue of $10.4 million grew $0.1 million, or 1.0% year over year, with broadband revenues growing 11.4%.
    Other revenue of $17.3 million grew $3.3 million, or 23.5% year over year, benefiting from $2.1 million of revenue reserve releases.
    Wireless revenue of $19.7 million, declined $0.7 million, or 3.3%, year over year. Performance in wireless is stabilizing sequentially, with higher connections compared to the first quarter, and wireless revenue increasing $0.3 million.
  Adjusted EBITDA was $23.8 million for the quarter, and stands at $46.8 million year to date, well ahead of our guidance for the year.
  Free Cash Flow is within expectations at $2.8 million for the quarter, and stands at $11.2 million year to date, well ahead of guidance for the year.
  Deleveraging continues, with debt balances of $438.9 million at the end of the quarter, compared to $456.3 million at December 31, 2013. Debt balances have declined $17.3 million since the beginning of the year. Cash balances are strong at $27.7 million.

Metric Highlights: Second Quarter 2014 Compared to First Quarter 2014

  Business broadband connections increased to 19,618 from 19,304 and business broadband ARPU increased to $189.54 from $182.96.
  Consumer broadband connections decreased to 39,022 from 39,468 though consumer broadband ARPU increased to $52.51 from $49.46.
  Wireless subscribers increased to 109,578 from 107,975 and Wireless ARPU increased to $52.55 from $52.51.

“Our financial performance for the year has been strong. This is our first full year following the AWN transaction, and our commitment to shareholders was to deliver on our financial guidance for the year using free cash flow to reduce debt. We are tracking well with these objectives.

“Strong Adjusted EBITDA and Free Cash Flow accelerate our deleveraging strategy because the combination of Adjusted EBITDA performance and lower net debt improves our leverage ratios over time," said Wayne Graham, ACS chief financial officer.

2014 Guidance:

Guidance for the following categories is reaffirmed as follows:

  Revenue of approximately $310 million.
  Adjusted EBITDA of approximately $90 million.
  Free cash flow of approximately $20 million.

Guidance for capital expenditures is revised as follows:

  Capital expenditures of approximately $40 million, revised to between $40-$45 million.

Our guidance for capital spending has increased to reflect a two year project, which commenced in the second half of 2014, to build fiber facilities on behalf of a customer. The customer is funding the project during the period of the build and in 2014 cash payments will offset this higher capital spending. Accordingly, our capital spending guidance has increased but our free cash flow guidance is unchanged. We anticipate that this multi-year project will be accretive to free cash flow in 2015.

On July 25, 2014, our undersea cable serving Juneau, Alaska was damaged by debris generated by an earthquake. The cost to repair this facility, while leasing alternative capacity, is expected to be approximately $2 million. The costs from this unusual event will be excluded from the above guidance considerations.

Conference Call

The Company will host a conference call and live webcast on Thursday, August 7, 2014 at 5:00 p.m. Eastern Time to discuss the results. The live webcast will include a slide presentation. Parties in the United States and Canada can access the call at 1-888-471-3830 and enter pass code 269043. All other parties can access the call at 1-719-325-2219.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until September 8, 2014 at 4:00 p.m. Eastern Time. To hear the replay, parties in the United States and Canada can call 1-888-203-1112 and enter pass code 3635655. All other parties can call 1-719-457-0820 and enter pass code 3635655.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is a leading provider of advanced broadband and managed service solutions for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data and voice network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit http://www.alaskacommunications.com or http://www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, in particular with regards to our liquidity and capital resources, we have disclosed certain non-GAAP financial information such as Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow, which management utilizes to assess performance and believes provides useful information to investors. The definition of these non-GAAP measures are on Schedule 4 to this press release. Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP. Other companies may not calculate non-GAAP measures in the same manner as ACS.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors include, without limitation, Verizon’s retail entry into the Alaska market, Universal Service Fund changes, AWN’s financial and operational performance and the competitiveness of the wholesale plans it offers, adverse national economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, adverse local economic conditions, including an unexpected downturn in the Alaskan oil and gas or tourism markets, changes in capital expenditures, the effects of competition in our markets, the entry of one or more additional facilities-based carriers into the Alaska market, the Company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company's relationships with large carrier or enterprise customers, unforeseen changes in public policies, changes in accounting policies, including the Company’s application of regulatory accounting rules, which could result in an impact on earnings, or disruptive technological developments in the telecommunications industry. For further information regarding risks and uncertainties associated with ACS' business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Operating revenues:
Operating revenues, non-affiliates	$78,803	$97,699	$155,348	$188,695
Operating revenues, affiliates*	1,755	58	3,541	121
Total operating revenues	80,558	97,757	158,889	188,816

Operating expenses:
Cost of services and sales, non-affiliates	29,800	37,015	59,858	72,334
Cost of services and sales, affiliates*	15,001	189	29,761	317
Selling, general & administrative	25,314	27,646	49,909	54,443
Depreciation and amortization	8,475	11,450	17,265	24,082
Loss on disposal of assets, net	410	585	811	626
(Earnings) loss from equity method investments	(9,168)	21	(17,691)	21
Total operating expenses	69,832	76,906	139,913	151,823

Operating income	10,726	20,851	18,976	36,993

Other income and (expense):
Interest expense	(8,672)	(10,156)	(17,529)	(20,185)
Loss on extinguishment of debt	-	(276)	-	(276)
Interest income	6	8	14	18
Other	-	(13)	-	(13)
Total other income and (expense)	(8,666)	(10,437)	(17,515)	(20,456)

Income before income tax benefit (expense)	2,060	10,414	1,461	16,537

Income tax benefit (expense)	(975)	27,280	(761)	24,625

Net income	$1,085	$37,694	$700	$41,162

Net income per share:
Net income applicable to common shares	$1,085	$37,694	$700	$41,162
Tax-effected expense attributable to convertible notes	-	1,465	-	2,924
Net income assuming dilution	$1,085	$39,159	$700	$44,086

Basic	$0.02	$0.81	$0.01	$0.89
Diluted	$0.02	$0.67	$0.01	$0.76

Weighted average shares outstanding:
Basic	49,377	46,550	49,146	46,304
Diluted	49,910	58,547	49,649	58,371

* Affiliate balances are related to activity with our equity method investees TekMate and AWN. The remaining interest in TekMate was purchased on January 31, 2014 at which time it became a wholly owned subsidiary.

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	June 30,	December 31,
Assets	2014	2013

Current assets:
Cash and cash equivalents	$27,659	$43,039
Restricted cash	467	467
Accounts receivable-trade, non-affiliates, net	38,513	34,066
Materials and supplies	12,449	10,131
Prepayments and other current assets	7,972	7,300
Deferred income taxes	7,198	7,144
Total current assets	94,258	102,147

Property, plant and equipment	1,358,974	1,344,949
Less: accumulated depreciation and amortization	(1,004,245)	(992,936)
Property, plant and equipment, net	354,729	352,013

Goodwill	5,892	4,650
Debt issuance costs	5,619	6,929
Deferred income taxes	12,460	14,107
Equity method investments	258,798	266,972
Other assets	394	502
Total assets	$732,150	$747,320

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$8,265	$14,256
Accounts payable, accrued and other current liabilities, non-affiliates	50,031	55,475
Accounts payable, accrued and other current liabilities, affiliates, net*	21,628	14,309
Advance billings and customer deposits	8,970	9,104
Total current liabilities	88,894	93,144

Long-term obligations, net of current portion	430,653	442,001
Other long-term liabilities	16,324	16,947
Deferred AWN capacity revenue, net of current portion	58,362	59,965
Total liabilities	594,233	612,057

Commitments and contingencies

Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	495	487
Additional paid in capital	152,927	152,193
Accumulated deficit	(11,108)	(11,808)
Accumulated other comprehensive loss	(4,397)	(5,609)
Total stockholders' equity (deficit)	137,917	135,263

Total liabilities and stockholders' equity (deficit)	$732,150	$747,320

* Affiliate balances are related to activity with our equity method investees TekMate and AWN. The remaining interest in TekMate was purchased on January 31, 2014 at which time it became a wholly owned subsidiary.

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cash Flows from Operating Activities:
Net income	$1,085	$37,694	$700	$41,162
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,475	11,450	17,265	24,082
Loss on the disposal of assets	410	585	811	626
Gain on ineffective hedge adjustment	-	(596)	-	(1,016)
Amortization of debt issuance costs and debt discount	1,268	1,614	2,666	3,040
Amortization of ineffective hedge	307	436	914	866
Amortization of deferred AWN capacity revenue	(849)	-	(1,690)	-
Stock-based compensation	540	499	1,193	1,718
Deferred income tax expense (benefit)	974	(27,280)	747	(24,625)
Provision for uncollectible accounts	910	171	1,475	439
Cash distribution from equity method investments	9,168	-	17,691	-
(Earnings) loss from equity method investments	(9,168)	21	(17,691)	21
Other non-cash (income) expense, net	(155)	196	(158)	236
Changes in operating assets and liabilities	(6,738)	(4,874)	(3,870)	(1,065)
Net cash provided by operating activities	6,227	19,916	20,053	45,484

Cash Flows from Investing Activities:
Capital expenditures	(10,710)	(7,629)	(17,874)	(13,597)
Capitalized interest	(624)	(387)	(1,362)	(870)
Change in unsettled capital expenditures	2,772	(678)	(4,414)	(3,829)
Proceeds on sale of assets	-	-	-	1,935
AWN excess distribution	-	1,512	-	1,512
Return of capital from equity investment	3,332	-	7,342	-
Non-cash acquisition, cash received	-	-	68	-
Net change in short-term investments	-	1,512	-	1,512
Net change in restricted accounts	-	49	-	48
Net cash used by investing activities	(5,230)	(5,621)	(16,240)	(13,289)

Cash Flows from Financing Activities:
Repayments of long-term debt	(5,388)	(15,366)	(18,742)	(30,381)
Debt issuance costs	-	(181)	-	(181)
Payment of withholding taxes on stock-based compensation	(2)	-	(583)	(630)
Proceeds from issuance of common stock	132	115	132	115
Net cash used by financing activities	(5,258)	(15,432)	(19,193)	(31,077)

Change in cash and cash equivalents	(4,261)	(1,137)	(15,380)	1,118

Cash and cash equivalents, beginning of period	31,920	19,094	43,039	16,839

Cash and cash equivalents, end of period	$27,659	$17,957	$27,659	$17,957

Supplemental Cash Flow Data:
Interest paid	$9,466	$11,219	$16,028	$18,383
Income tax paid	$1	$-	$14	$-

Supplemental Non-cash Transactions:
Property acquired under capital leases	$-	$-	$44	$2
Additions to ARO asset	$75	$107	$289	$137
Non-cash acquisition purchase price, net of cash received	$-	$-	$1,850	$-

Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA AND FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net income	$1,085	$37,694	$700	$41,162
Add (subtract):
Interest expense	8,672	10,156	17,529	20,185
Loss on extinguishment of debt	-	276	-	276
Interest income	(6)	(8)	(14)	(18)
Depreciation and amortization	8,475	11,450	17,265	24,082
Loss on sale of short-term investments	-	13	-	13
Loss on disposal of assets	410	585	811	626
Loss (earnings) from equity method investment in TekMate	-	21	(12)	21
Earnings from equity method investment in AWN	(9,168)	-	(17,679)	-
AWN distributions received	12,500	-	25,000	-
AWN distributions received for the prior period	(4,167)	-	(4,167)	-
AWN distributions receivable within 12 days	4,167	-	4,167	-
Income tax expense (benefit)	975	(27,280)	761	(24,625)
Stock-based compensation	540	499	1,193	1,718
Long-term cash incentives	301	161	985	330
AWN transaction-related costs	40	427	212	1,272

Adjusted EBITDA	$23,824	$33,994	$46,751	$65,042

Less:
Incurred capital expenditures	(10,710)	(7,629)	(17,874)	(13,597)
Amortization of deferred AWN capacity revenue	(849)	-	(1,690)	-
AWN transaction-related capital costs, net change	-	14	-	(41)
Cash interest expense	(9,466)	(11,219)	(16,028)	(18,383)
Free cash flow	$2,799	$15,160	$11,159	$33,021

Revenue	$80,558	$97,757	$158,889	$188,816

Adjusted EBITDA Margin	29.6%	34.8%	29.4%	34.4%

NonGAAP Measures:

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors.

The Company has disclosed Adjusted EBITDA as net income before interest, loss on extinguishment of debt, depreciation and amortization, loss on the impairment of equity investments, loss on sale of short-term investments, gain or loss on asset purchases or disposals, earnings on equity method investments, gains and distributions related to AWN, provisions for taxes, AWN transaction-related costs, stock-based compensation, and expenses under the company’s long term cash incentive plan (“LTCI”). LTCI expenses are considered part of an interim compensation structure to mitigate the dilutive impact of additional share issuances for executive compensation. Distributions from AWN are included in Adjusted EBITDA.

Adjusted EBITDA Margin, is defined as Adjusted EBITDA divided by Operating Revenues.

Free cash flow is defined as Adjusted EBITDA, less capital expenditures that create an obligation to pay (“incurred capital expenditures”), less amortization of deferred AWN capacity revenue (a non cash revenue item), less AWN transaction-related capital costs, less cash interest expense.

Adjusted EBITDA, Adjusted EBITDA Margin and Free cash flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP. Other companies may not calculate Non-GAAP measures in the same manner as ACS.

Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE GROWTH
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Service revenue:	2014	2013	2014	2013
Business and wholesale customers
Voice	$5,671	$5,790	$11,282	$11,513
Broadband	11,085	9,962	21,696	19,429
IT Services	945	-	1,533	-
Other	1,775	2,187	3,456	4,043
Wholesale	8,266	7,461	16,179	15,052
Business and wholesale service revenue	27,742	25,400	54,146	50,037

Consumer customers
Voice	3,837	4,353	7,713	8,672
Broadband	6,244	5,605	12,105	10,847
Other	359	383	782	797
Consumer service revenue	10,440	10,341	20,600	20,316

Total service revenue	38,182	35,741	74,746	70,353
Growth in service revenue	6.8%		6.2%
Growth in broadband service revenue	11.3%		11.6%

Other revenue:
Equipment sales	1,274	343	2,111	935
Access	8,968	9,268	17,961	18,783
High cost support	7,075	4,412	13,349	8,574
Total service and other revenue	55,499	49,764	108,167	98,645
Growth in service and other revenue	11.5%		9.7%
Growth excluding equipment sales	9.7%		8.5%

Wireless revenue:
Business and consumer service revenue	17,129	18,030	34,185	35,934
Equipment sales	1,115	1,282	2,119	2,530
Other	1,450	1,049	2,797	2,150

AWN related:
Foreign roaming	-	19,409	-	34,435
Wireless backhaul	-	2,193	70	4,168
CETC	4,516	6,030	9,861	10,954
Amortization of deferred AWN capacity revenue	849	-	1,690	-
Total AWN related	5,365	27,632	11,621	49,557
Total wireless & AWN related revenue	25,059	47,993	50,722	90,171

Total revenue	$80,558	$97,757	$158,889	$188,816

Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	June 30,		March 31,		June 30,
	2014		2014		2013

Voice:
Consumer access lines	46,740		48,165		52,438
Business access lines	80,172		79,841		80,517

Voice ARPU consumer	$26.95		$26.51		$27.25
Voice ARPU business	$23.63		$23.43		$23.93

Broadband: (1)
Consumer connections	39,022		39,468		37,611
Business connections	19,618		19,304		19,104

ARPU consumer	$52.51		$49.46		$49.21
ARPU business (2)	$189.54		$182.96		$174.87

Wireless:
Postpaid connections	83,468		86,238		88,876
Lifeline connections	7,447		6,510		9,859
Prepaid connections	18,663		15,227		15,684
Total	109,578		107,975		114,419

Retail wireless ARPU	$52.55		$52.51		$52.68

Churn:

Voice connections (3)	1.9%		1.0%		1.3%
Broadband connections (1) (3)	2.4%		1.9%		2.0%
Wireless connections	2.4%		3.0%		2.4%

Wireless equipment subsidy	(263)	(4)	(463)	(4)	(3,463)

(1)	Consumer and business broadband connections, ARPU, and churn have been restated to exclude dial up lines.
(2)	Business broadband ARPU was restated to reflect the movement of IT Services revenue into a separate category.
(3)	Voice and broadband churn have been restated to exclude wholesale lines.
(4)	For the quarters ending June 30, 2014 and March 31, 2014, respectively, these amounts are net of AWN subsidy reimbursement.

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Long Term Debt
(Unaudited, In Thousands)

	June 30,	December 31,	June 30,
	2014	2013	2013
2010 senior credit facility term loan due 2016	$327,700	$345,900	$414,550
Debt discount - 2010 senior credit facility term loan due 2016	(1,315)	(1,687)	(2,358)
6.25% convertible notes due 2018	114,000	114,000	120,000
Debt discount - 6.25% convertible notes due 2018	(8,229)	(9,213)	(10,650)
Capital leases and other long-term obligations	6,762	7,257	4,810
	438,918	456,257	526,352
Less current portion	(8,265)	(14,256)	(11,302)
Long-term obligations, net of current portion	$430,653	$442,001	$515,050

Maturities

2014 (July 1 - December 31)	$565
2015 (January 1 - December 31)	15,417
2016 (January 1 - December 31)	313,788
2017 (January 1 - December 31)	506
2018 (January 1 - December 31)	114,287
2019 (January 1 - December 31)	278
Thereafter	3,621
$448,462

Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Summary AWN information
(Unaudited, In Thousands)

Alaska Wireless Network, LLC
Stand Alone Selected Operating Results

		Q1 - 2014	Q2 - 2014	YTD - 2014
Operating revenues		$63,037	$64,665	$127,702

Operating expenses:
	Cost of services and sales	19,119	18,880	37,999
	Selling, general & administrative	5,954	5,898	11,852
	Depreciation and amortization	10,995	10,644	21,639

Total operating expenses		36,068	35,422	71,490

Operating income		26,969	29,243	56,212

Other income and (expense)		(92)	(88)	(180)

Net income		26,877	29,155	56,032	A

Plus:	Depreciation Expense	10,995	10,644	21,639
	Other, net	1,706	1,631	3,337
Minus:	Capital Spending	3,639	7,110	10,749
	Management Fee to GCI	1,438	1,372	2,810
Adjusted Free Cash Flow		$34,501	$32,948	$67,449

Distributions paid to ACS:		12,500	12,500	25,000

Distributions to ACS as a proportion of FCF:		36.2%	37.9%	37.1%

The above information reflects summary unaudited financial performance of AWN, which Alaska Communication owns a 33.3% ownership interest. Certain additional summary information is included in our Form 10-Q and 10-K filings.

Wholesale Margin Contribution from AWN:
		Q1 - 2014	Q2 - 2014	YTD - 2014
Wireless business and consumer service revenue		$17,056	$17,129	$34,185

AWN wholesale charges*		$11,905	$12,750	$24,655
Handset subsidy support*		(2,664)	(3,095)	(5,759)
Equipment subsidy		3,127	3,358	6,485
Other*		235	830	1,065
Total		$12,603	$13,843	$26,446

Wholesale Margin		$4,453	$3,286	$7,739	23%

* Balances are included under the caption Cost of services and sales, affiliates on the consolidated statement of operations. Excluded from the balances above is CETC, for which we pay an equivalent amount to AWN.

Key AWN Results included in the ACS Consolidated Income Statement:
		Q1 - 2014	Q2 - 2014	YTD - 2014
AWN net income		$26,877	$29,155	$56,032	A
Adjusted for step-up in GCI assets		(1,345)	(1,650)	(2,995)	B
AWN stepped-up earnings		$25,532	$27,505	$53,037	C

ACS ownership percentage of AWN		33.33%	33.33%	33.33%	D

"Adjusted for step-up"(B) reflects the step up on basis on the GCI contributed assets to AWN and associated higher depreciation expense that ACS is required to incorporate in its consolidated financial statements.

Earnings on equity method investment in AWN		$8,511	$9,168	$17,679	C * D

AWN's stepped up net income is used to calculate the equity in earnings at ACS' 1/3 ownership percentage.

Key AWN Results Included in the ACS Non GAAP financial measures:
		Q1 - 2014	Q2 - 2014	YTD - 2014
Cash distributions received during the quarter		$12,500	$12,500	$25,000
Less:	Distributions received during the quarter related to the previous period	(4,167)	(4,167)	(4,167)
Plus:	Distributions received within 14 business days of quarter-end	4,167	4,167	4,167
	Amortization of deferred AWN capacity revenue	841	849	1,690
Equals	AWN impact to Adjusted EBITDA	$13,341	$13,349	$26,690

Less:	Amortization of deferred AWN capacity revenue	841	849	1,690
Equals	AWN impact to Free Cash Flow	$12,500	$12,500	$25,000

In our non-GAAP reporting of Adjusted EBITDA, ACS is using our Senior Credit Agreement definition, as amended, for the AWN distribution, which is distributions received or eligible to be received within 14 business days.

CONTACT:
Alaska Communications Investors:
Tiffany Dunn, 907-564-3314
Manager Investor Relations
investors@acsalaska.com